UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 8, 2016
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive, Madison, Wisconsin 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On February 8, 2016, we convened our special meeting of stockholders (the “Meeting”) at our offices in Madison, Wisconsin. A total of 8,581,405 shares of our common stock outstanding as of January 4, 2016, the record date for the Meeting, were eligible to receive notice of and vote at the Meeting. A quorum of stockholders holding at least 4,290,703 shares were present, voting in person or by proxy.

Two proposals were on the agenda for stockholder approval:

Proposal NO.1 – Approval of an amendment to our amended Articles of Incorporation to effect a reverse split of our common stock

Stockholders were asked to approve the proposal that Article 4 of our Certificate of Incorporation be amended to effect a reverse stock split of the issued and outstanding shares of common stock at a split ratio of not less than one-for-five and not more than one-for ten, to be effective, if at all, at such time as our Board shall determine, in its sole discretion.

Background to the Proposal

In December, 2015, we filed a registration statement with the Securities and Exchange Commission, contemplating an underwritten public offering of our common stock and warrants to purchase common stock intended to raise $10 million in gross proceeds. The timely completion of this financing is a component of our program to regain compliance with minimum stockholders’ equity required for continued listing on the NASDAQ Capital Market pursuant to a compliance program we proposed to Nasdaq. However, at the market price for our common stock following that filing, it became apparent that we might not have sufficient authorized but unissued shares available to complete the transaction without effecting the Reverse Split. By combining outstanding shares, the Reverse Split will have the effect of significantly increasing the number of shares of common stock that we are authorized to issue.

In addition a Reverse Split may allow us to achieve an increase in the price of the common stock to the level necessary for the company to maintain the listing requirements of Nasdaq. In accordance with the Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), we are required, among other things, to maintain a $1.00 minimum bid price. Since December 1, 2015, with the exception of December 4, 2015, the closing price of a share of common stock has not been $1.00. On January 21, 2016, Nasdaq notified us that we failed to satisfy the Minimum Bid Price Rule and had to regain such compliance within 180 calendar days to remedy the deficiency or be subject to delisting. By reducing the number of shares of common stock outstanding and thereby increasing the stock price of our common stock, we may be able to regain such compliance.

The voting at the Meeting was as follows:

For	Against	Abstain	Broker Non-Votes
5,183,028	369,143	5,477	-0-

The stockholders approved the reverse split.

Proposal NO. 2 – Approval of adjournment of the special meeting, if necessary, to seek additional proxies

The proxy statement for the Meeting also solicited proxies with respect to a proposal for the adjournment of the Meeting, if necessary to solicit additional proxies, in the event that there were not sufficient votes at the time of the special meeting to approve Proposal NO. 1. As a result of the approval of Proposal No. 1, a vote on Proposal NO. 2 was not taken at the Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2016	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

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